Exhibit 99.1

       Valpey-Fisher Corporation Reports First Quarter Results

    HOPKINTON, Mass.--(BUSINESS WIRE)--May 11, 2007--Valpey-Fisher Corporation (AMEX: VPF), a provider of frequency control devices, including quartz crystals and oscillators, reported today its financial results for the first quarter ended April 1, 2007.

    Michael J. Ferrantino, President and Chief Executive Officer said, "We are very pleased to report our strategy to move our company away from commodity products to precision oscillators and highly-engineered, "best of breed assemblies" continues to be validated.

    Our 2007 1st Quarter financial results are by most of our metrics the best since 2002:

    -- Net sales increased by 13% or $370,000 over the comparable quarter in 2006.

    -- New orders during the current quarter amounted to $3,420,000 versus $3,149,000 in 2006 and backlog grew for the 3rd straight quarter to $2,253,000.

    -- Gross margin increased by 6 percentage points or 16% to 41% of net sales compared to 35% in the 1st quarter of 2006.

    -- Operating expenses increased $50,000 or 5% mostly in the sales area mainly as a result of the addition of a sales engineer in the 2nd quarter of 2006.

    -- Operating income was robust at 8.5% of sales or $276,000 versus $16,000 or 0.06% of sales in the 1st quarter of 2006.

    -- Net earnings grew to $280,000 or $.07 per share compared to $33,000 or $.01 per share in the 2006 comparable quarter - almost an 8 fold increase."

    In closing, Mr. Ferrantino said, "Although we are reluctant to predict future performance, we do currently expect comparable demand for our products so that the 2nd quarter results should be in line with the current quarter."

    Forward-Looking Statements

    Certain statements made herein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Words such as "expects", "believes", "estimates", "plans" or similar expressions are intended to identify such forward-looking statements. The forward-looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, but not limited to: the Company's ability to continue to achieve profitability, the current production over-capacity within the suppliers of frequency control devices, the ability to develop, market and manufacture new innovative products competitively, the fluctuations in product demand of the telecommunications industry, the ability of the Company and its suppliers to produce and deliver materials and products competitively, the ability to limit the amount of the negative effect on operating results caused by pricing pressure, and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act.



Valpey-Fisher Corporation
Condensed Consolidated Statements of Operations
Unaudited
( in thousands, except per share data)                  Quarter Ended
                                                       ---------------
                                                       4/1/07  4/2/06
                                                       ------- -------

Net sales                                              $3,242  $2,872
Cost of sales                                           1,921   1,861
                                                       ------- -------
   Gross profit                                         1,321   1,011

Selling and advertising expenses                          462     405
General and administrative expenses                       468     463
Research and development expenses                         115     127
                                                       ------- -------
                                                        1,045     995
                                                       ------- -------
   Operating profit                                       276      16

Interest income                                            97      61
                                                       ------- -------
Earnings before income taxes                              373      77
Income tax (expense)                                      (93)    (44)
                                                       ------- -------
Net earnings                                             $280     $33
                                                       ======= =======


Basic and diluted earnings per share                    $0.07   $0.01
                                                       ======= =======

Basic weighted average shares                           4,257   4,247
Diluted weighted average shares                         4,273   4,247




Valpey-Fisher Corporation
Condensed Consolidated Balance Sheets
( in thousands)
                                                 (Unaudited) (Audited)
                                                   4/1/07    12/31/06
                                                 ----------- ---------
ASSETS
   Current assets:
      Cash and cash equivalents                      $9,129    $9,184
      Accounts receivables, net                       1,686     1,614
      Inventories, net                                1,113       810
      Deferred income taxes and other current
       assets                                           991       867
                                                 ----------- ---------
        Total current assets                         12,919    12,475
                                                 ----------- ---------
   Property, plant and equipment, at cost            10,763    10,719
    Less accumulated depreciation                     8,960     8,826
                                                 ----------- ---------
                                                      1,803     1,893
                                                 ----------- ---------
   Other assets                                         171       161
                                                 ----------- ---------
Total assets                                        $14,893   $14,529
                                                 =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                               $2,377    $2,323
   Deferred income taxes                                321       343
   Stockholders' equity                              12,195    11,863
                                                 ----------- ---------
Total liabilities and stockholders' equity          $14,893   $14,529
                                                 =========== =========

    CONTACT: Valpey-Fisher Corporation
             Michael J. Kroll, 508-435-6831 ext. 600
             Vice President, Treasurer and Chief Financial Officer